Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS

Kadant Completes Acquisition of Syntron Material Handling

WESTFORD, Mass., January 2, 2019 - Kadant Inc. (NYSE: KAI) today announced the completion of its acquisition of Syntron Material Handling Group, LLC and certain of its affiliates (“Syntron”), a leading provider of material handling equipment and systems to various process industries, from entities affiliated with Levine Leichtman Capital Partners for approximately $179 million, subject to certain customary adjustments. The transaction was financed through borrowings under the Company’s revolving credit facility.

“We are excited to welcome Syntron to the Kadant family and look forward to the new opportunities this combination will bring to our business,” said Jonathan Painter, president and chief executive officer of Kadant. “Syntron not only extends our breadth of premier offerings to process industries, but also gives us access to new industries that offer potential avenues for growth.”

Syntron is based in Tupelo, Mississippi with approximately 250 employees worldwide and revenue of approximately $89 million for the trailing twelve months ended October 31, 2018.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,750 employees in 20 countries worldwide. For more information, visit www.kadant.com.

About Levine Leichtman Capital Partners
LLCP is a Los Angeles, California-based private investment firm that has managed approximately $10 billion of institutional capital since its inception. LLCP invests in middle market companies located in the United States and Europe. LLCP is currently making new investments through Levine Leichtman Capital Partners VI, L.P.; LLCP Lower Middle Market Fund, L.P.; Levine Leichtman Capital Partners Europe, L.P.; and Levine Leichtman Strategic Capital, LLC. LLCP has offices in Los Angeles, New York, Dallas, Chicago, Charlotte, London, Stockholm, and The Hague.

Safe Harbor
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the financial and operating performance of Syntron, the benefits of the acquisition of Syntron (the “Acquisition”), and the expected future business and financial performance of Syntron and Kadant. These forward-looking statements represent Kadant’s expectations as of the date of this press release. Kadant undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s annual report on Form 10-K for the year ended December 30, 2017 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to Kadant’s ability to successfully integrate Syntron and its operations and employees and realize anticipated benefits from the transaction; unanticipated disruptions to the business, general and regional economic conditions, and the future performance of Syntron; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Acquisition; competitive, investor or customer responses to the Acquisition; uncertainty of the expected financial performance of the combined operations; the ability to realize anticipated synergies, including accessing new industries, and cost savings; unexpected costs, charges or expenses resulting from the Acquisition; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; Kadant’s customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; Kadant’s acquisition strategy; Kadant’s internal growth strategy; competition; soundness of suppliers and customers; Kadant’s effective tax rate; future restructurings; soundness of financial institutions; Kadant’s debt obligations; restrictions in Kadant’s credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of Kadant’s information systems or breaches of data security; fluctuations in Kadant’s share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com